Exhibit 5.1

August 10, 2017

Ranger Energy Services, Inc.
800 Gessner Street, Suite 1000
Houston, Texas 77024

        Re: Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel for Ranger Energy Services, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company of shares of Class A common stock, par value $0.01 per share, of the Company (the "Common Shares"), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-218139, originally filed with the Securities and Exchange Commission on May 22, 2017 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Initial Registration Statement"). On the date hereof, the Company has filed a registration statement supplemental to the Initial Registration Statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") (the "Rule 462(b) Registration Statement" and, together with the Initial Registration Statement, the "Registration Statement") that incorporates by reference the Initial Registration Statement, which was declared effective on August 10, 2017. The Rule 462(b) Registration Statement relates to the registration of the offer and sale by the Company of an additional 991,379 Common Shares (the "Additional Shares").

        Pursuant to the terms of a corporate reorganization (the "Reorganization") that will be completed in connection with the Offering, as further described in the Registration Statement and the prospectus relating thereto, the Company will indirectly acquire all of the membership interests in the predecessor companies, Ranger Energy Services, LLC, a Delaware limited liability company, and Torrent Energy Services, LLC, a Delaware limited liability company, and take certain other actions in connection therewith.

        In connection with this opinion, we have assumed that (i) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (ii) the Reorganization will have been consummated in the manner described in the Registration Statement and the prospectus relating thereto and (iii) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

        In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Amended and Restated Certificate of Incorporation of the Company and the form of Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

August 10, 2017 Page 2

        Based upon the foregoing, we are of the opinion that when the Additional Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Additional Shares), such Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

        The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

        We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Vinson & Elkins L.L.P.